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                                                                    EXHIBIT 10.1

EXHIBIT 10.1. Asset Purchase Agreement dated November 8, 1999 among Tech Squared Inc., T2 Acquisition Corporation, Charles E. Reese Jr. and Joel A. Ronning

                            ASSET PURCHASE AGREEMENT

Dated:             November 8, 1999

Parties:           Tech Squared Inc.                           ("Seller")
                   6690 Shady Oak Road
                   Eden Prairie, Minnesota  55344

                   T2 Acquisition Corporation,                 ("Buyer")
                   a subsidiary of Virtual Technology Corporation
                   3100 West Lake Street, Suite 400
                   Minneapolis, Minnesota  55416

                   Charles E. Reese Jr. and Joel A. Ronning    ("Shareholders")
                   c/o Tech Squared Inc.
                   6690 Shady Oak Road
                   Eden Prairie, Minnesota  55344

                                    RECITALS:

A. Seller is engaged in the business of developing, manufacturing, distributing and selling various computer related products and services through its NetDirect distribution sales business and its DTP Direct catalog and distribution sales business (together, the "Business").

B. The parties mutually desire that Seller shall sell to Buyer all of the operating assets which Seller uses in the Business upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS:

         In consideration of the mutual provisions, representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1.
                  PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

         1.1. Purchase of Assets from Seller. Subject to the terms and conditions hereof, Seller agrees on the Closing Date (as hereinafter defined) to assign, sell, transfer, convey, and deliver to Buyer, and Buyer agrees on the Closing Date to purchase from Seller, all of the assets and personal property of Seller (excepting only the assets specifically identified as "Excluded Assets"








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in Section 1.2 herein), wherever the same may be located (collectively referred to as the "Purchased Assets"), including, without limitation, the following:

         (a) All furniture, equipment, machinery, tooling, trade fixtures and leasehold improvements reflected on Seller's books and records for the business, including those items identified on Exhibit 1.1(a) ("Equipment");

         (b) All cash on deposit with credit card merchant processors to secure each of Seller's credit card merchant processing accounts and all credit card receivables for each such account (but excluding the daily transactional cash deposited into each such account prior to Closing);

         (c) All intangible personal property, business records, customer lists and goodwill ("Intangible Property"), including the following:

               (i) All assumed names under which Seller conducts the Business, including those identified on Exhibit 1.1(c)(i) hereto;

               (ii) All tradenames, trademarks or service mark registrations and applications, common law trademarks, including those identified on
          Exhibit 1.1(c)(ii) hereto, and all goodwill associated therewith ("Trademarks");

               (iii) Reserved;

               (iv) All technology, know-how, trade secrets, manufacturing processes, formulae, drawings, designs, computer programs, copyrights (including registrations and applications therefor identified on Exhibit 1.1(c)(iv) hereto), related to the Business, and all documentary evidence thereof ("Technology"); and

               (v) The internet domain names for "netdirect.com,"
          "dtpdirect.com" and "tech2.com;"

          (d) All notes receivable, rights to payment and accounts receivable of the Business as of the Closing Date including those identified on Exhibit 1.1(d) ("Accounts Receivable");

          (e) All inventory, including raw materials, supplies, work in process and finished inventory of the Business as of the Closing Date identified in
     Exhibit 1.1(e) ("Inventory");

          (f) All permits, licensing approvals and notifications, governmental or otherwise, relating to the Business ("Licenses and Permits");








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          (g) All of Seller's contract rights and benefits under its real estate leases ("Real Estate Leases") used in the Business, including leases identified in Exhibit 1.1(g) hereto, subject to the terms and conditions thereof;

          (h) All of Seller's contract rights and benefits under all of its personal property leases for tangible personal property used in the Business, including those leases identified in Exhibit 1.1(h) hereto, subject to the terms and conditions thereof ("Personal Property Leases"); and

          (i) All other contract rights related to the Business, subject to the terms and conditions thereof ("Contracts").

     1.2. Excluded Assets. Notwithstanding anything herein to the contrary, Buyer does not purchase, and Seller does not sell, any of the following assets ("Excluded Assets"):

          (a) Seller's corporate minute book and corporate records (provided that Seller will provide copies thereof relating to the Business to Buyer upon request by Buyer for reasonable business purposes).

          (b) All cash and cash equivalents on hand or on deposit with any financial institution related to the Business (other than certain cash on deposit with credit card merchant processors as referred to in Section 1.1(b) above).

     1.3. Liabilities and Obligations Assumed. Subject to the terms and conditions hereof, upon the Closing Date, Seller hereby assigns, transfers, and conveys to Buyer, and Buyer hereby assumes from Seller and agrees to pay according to their terms, all of the liabilities and obligations of Seller related to the Purchased Assets or the operation of the Business, as the same shall exist on the Closing Date, including all liabilities accruing in the ordinary course of business after the effective date of this Agreement (excepting, without limitation, the liabilities specifically identified as "Excluded Liabilities" in Section 1.4 herein) (collectively referred to herein as the "Assumed Liabilities"), including only those identified in Exhibit 1.3 hereto.

     1.4. Excluded Liabilities and Obligations. Notwithstanding anything herein to the contrary, without limitation, Buyer does not assume and Seller does not transfer or assign any of the following liabilities or obligations related to the Business ("Excluded Liabilities"):

          (a) Any fee, extraordinary or retention bonus or incentive payments payable to key management personnel and other employees of Seller based upon a successful completion of the transaction contemplated herein;

          (b) Any federal, state or local taxes based upon or measured by income or profits from operation of the Business through the Closing Date;




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          (c) Any obligation for accounting, legal or other professional fees that are related to the consummation of the transaction contemplated herein or related to Seller's proposed transaction with Digital River, Inc., a Delaware corporation ("DRI");

          (d) Any liability associated with any of the Excluded Assets, including any liability for funds borrowed from one entity for deposit with another entity;

          (e) Any contingent or other liabilities not otherwise identified in
     Exhibit 1.3 hereto; and

          (f) Any commission, finders' or broker fee payable to any party in connection with the transactions contemplated by this Agreement.

     1.5. Sales, Use and Deed Taxes. Seller shall be responsible for payment of any sales, use or deed taxes assessable with respect to the transfer of the Purchased Assets contemplated herein.

                                   ARTICLE 2.
                           PURCHASE PRICE AND PAYMENT

     2.1. Purchase Price. The purchase price for the Purchased Assets payable at Closing (the "Purchase Price") shall be the sum of One Million and no/100 Dollars ($1,000,000) plus an amount equal to the net book value of the Purchased Assets as of Closing as determined pursuant to generally accepted accounting principles consistently applied (the "Net Book Value"). At July 31, 1999, the parties agree that the Net Book Value of the Purchased Assets was $1,981,688. The attached Exhibit 2.1, "Balance Sheet Analysis," sets forth the agreed upon adjustments leading to the foregoing calculation. The parties agree to use this method to compute the Net Book Value of the Purchased Assets as of Closing in determining the Purchase Price.

         2.2. Payment of Estimated Purchase Price at Closing. Buyer shall deliver to Seller at the Closing One Million and no/100 Dollars ($1,000,000) plus a cash amount equal to the estimated Net Book Value of the Purchased Assets as described in Section 2.1 above (as computed by Buyer's independent accountants as of September 30, 1999, but applying the adjustments as described in Section 2.1 above) by wire transfer to a bank account designated by Seller.

         2.3. Post-Closing Adjustment.

              (a) The Purchase Price shall be adjusted dollar for dollar following the Closing Date (the "Purchase Price Post-Closing Adjustment") to the extent that the Actual Net Book Value (the "Actual Net Book Value") of the Purchased Assets as determined by Buyer's independent accountants as of the Closing does not equal the related payment made by Buyer at the Closing Date. Seller's "Actual Net Book Value" is the Net Book Value of the Purchased Assets as of the Closing Date, to be computed as








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         described below after the Closing Date at Buyer's expense by Buyer's independent accountants in accordance with generally accepted accounting principles consistently applied, but applying the adjustments as described in Section 2.1 above.

                  (b) Within seventy five (75) days after the Closing Date, Buyer shall cause its independent accountants to prepare and deliver to Seller a determination (the "Determination") of the actual amount of the Purchase Price Post-Closing Adjustment as of the Closing Date, including the basis for such Determination. If, within thirty (30) days after the date on which a Determination is delivered to Seller, Seller shall not have given written notice to the Buyer setting forth in detail any objection of Seller to such Determination, then such Determination shall be final and binding on the parties hereto. In the event Seller gives written notice of any objection to such Determination within such 30-day period, Buyer and Seller shall use all reasonable efforts to resolve the dispute within thirty (30) days following the receipt by Buyer of the written notice from Seller. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to a mutually agreed upon certified public accounting firm for determination of the Purchase Price Post-Closing Adjustment, which shall be final and binding upon Buyer and Seller. If the parties cannot mutually agree on a firm to make such determination, each shall select a firm and these two firms shall select together an independent firm of certified public accountants for the determination of the Purchase Price Post-Closing Adjustment, which shall be final and binding upon Buyer and Seller. Buyer and Seller shall contribute equally to all costs (including fees and expenses charged by the selected firm of certified public accountants) in connection with the resolution of any such dispute. The amount owing by either Buyer or Seller following a final determination of the Purchase Price Post-Closing Adjustment shall be paid by the indebted party within ten (10) business days of the date the Determination has become final whether by virtue of Seller's failure to have given written notice of objection, mutual agreement of the parties or binding resolution of the dispute.


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                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority, corporate and otherwise, to own its properties and assets and to conduct the Business as it is now conducted.

         3.2. Qualification. Seller is qualified to do business and is in good standing as a foreign corporation in all states in which qualification is required by the nature of the Business and in which the failure to so qualify and be in good standing would have a material adverse effect on the Business.

         3.3.     Financial Statements.

                  (a) Financial Statements. Seller has furnished Buyer with a true and complete copy of its audited balance sheets, statement of changes in financial condition and statements of income at and for the fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998 (collectively, the "Audited Financial Statements") and the same on an unaudited basis for the six months ended June 30, 1999, together with all notes and schedules related thereto, all of which are attached hereto as Exhibit 3.3(a). Prior to Closing, Seller shall furnish Buyer with interim unaudited financial statements for the nine months ended September 30, 1999. All the financial statements have were prepared in conformance with generally accepted accounting principles and procedures applied on a basis consistent with prior periods and fairly present in all material respects the financial condition of the Business as of the represented dates thereof and the results of the Business' operations for the periods covered thereby. For purposes of this Agreement the foregoing financial statements and the Audited Financial Statements shall be deemed to include any notes thereto. To the Seller's knowledge, the independent accountants who audited the Audited Financial Statements were "independent" within the meaning of the Securities Act of 1933, as amended. The interim unaudited financial statements included (or will include) all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the financial position and results of operations of Seller in accordance with generally accepted accounting principles consistently applied.

                  (b) Books and Records. Seller's books of account and records (including customer order files, employment records and production and manufacturing records) for the Business are complete, true and correct in all material respects.





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         3.4.     Tax Reports, Returns and Payment.

                  (a) Tax Reports and Returns. Except as disclosed in Exhibit 3.4(a) hereto, Seller has accurately prepared and timely filed all federal and applicable state, local, and foreign tax or assessment reports and returns of every kind required to be filed by Seller with relation to the Business, including, without limitation, income tax, sales and use tax, real estate tax, personal property tax and unemployment tax, and has duly paid all taxes and other charges (including interest and penalties) due to or claimed to be due by any taxing authorities. Where required, timely estimated payments or installment payments of tax liabilities have been made to all governmental agencies in amounts sufficient to avoid underpayment penalties or late payment penalties applicable thereto.

                  (b) Tax Payments. Except as disclosed in Exhibit 3.4(b) hereto, the provisions for taxes shown in the Financial Statements are and will be adequate to cover the aggregate liability of Seller as of the Closing date for all taxes, duties and charges based on the income, purchases, sales, business, real estate ownership, capital stock or surplus, or assets of Seller relating to the Business.

         3.5. Title to Assets. Except as disclosed on Exhibit 3.5 hereto, Seller holds title to the Purchased Assets free and clear of all liens, encumbrances, licenses or leases.

         3.6. Tangible Personal Property. Except as stated in Exhibit 3.6 hereto, all material assets described in Sections 1.1(b), (c) and (f) are in good repair and operating condition and will be maintained in good repair and operating condition, ordinary wear and tear excepted, from the date hereof until the Closing Date. Seller hereby assigns to Buyer as of the Closing Date, to the extent possible, any and all warranties covering such property existing as of the Closing Date.

         3.7. Trademarks. Seller has good title to the assumed and internet domain names and the Trademarks listed on Exhibits 1.1(d)(ii), free and clear of all liens and encumbrances except as set forth on Exhibit 3.5. Except as to a Consent Agreement dated July 26, 1999, relating to the shared use of the mark "NetDirect" between Seller and DRI, or as otherwise disclosed in Exhibit 3.7 hereto, such assumed and internet domain names and Trademarks are not licensed to or licensed from any other person or entity.



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         3.8. Patents. Seller neither owns nor licenses any patents or patent rights.

         3.9. Accounts Receivable. Except to the extent reserved against in the Audited Financial Statements, all accounts receivable, notes or other receivables of Seller related to the Business are valid, legal, and binding obligations owing to Seller, enforceable against the parties to be charged thereby.

         3.10. Inventory. The Inventory represents the normal supplies and stock in trade of Seller on hand as of the close of business on the Closing Date. Except to the extent reserved against in the Audited Financial Statements, the Inventory is and will be, as of the Closing Date, good, merchantable and saleable at customary prices in the ordinary course of business and is and will be, as of the Closing Date, of a quality, quantity and mix consistent with Seller's past business practices and the demands of its customers.

         3.11. Licenses and Permits. Seller possesses all permits, licenses, approvals and notifications, governmental or otherwise, the absence of which would have a material adverse effect on the Business. Except as disclosed in
Exhibit 3.11, all of such licenses and permits are freely assignable and transferable to Buyer at the Closing and will continue to be in full force and effect after such transfer.

         3.12. Real Property. Exhibit 1.1(i) is an accurate and complete list of all real property leased by Seller for operation of the Business. Seller has not received notice of the initiation of any condemnation proceeding with respect to such real property, or offer of sale in lieu thereof, nor has Seller breached (or received any claim that it has breached) any of the terms or conditions of such leases.

         3.13. Personal Property Leases. Exhibit 1.1(j) contains an accurate and complete list of all leases of material personal property necessary in the operation of the Business. Seller has not breached, nor has it received in writing any claim or threat that it has breached, any of the terms or conditions of such personal property leases.

         3.14. Agreements, Contracts and Commitments.

               (a) Material Contracts. Except as disclosed on Exhibit 3.14(a) or on other Exhibits attached hereto, Seller is not a party to or bound by any written agreement listed below relating to the Business:

                  (i) dealer, distributorship or sales agent agreement,
               excluding purchase orders for sales of products in the ordinary course of business;

                 (ii) advertising contract;





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                     (iii) contract, commitment or arrangement for capital
               expenditures having a remaining balance in excess of Twenty Five Thousand and no/100 Dollars ($25,000);

                     (iv)  lease with respect to any property, real or personal;

                     (v) contract, commitment, or arrangement containing covenants by Seller not to compete in any lines of business or with any person or business entity;

                     (vi)  franchise agreement;

                     (vii) loan, credit, promissory note or other evidence of
               indebtedness, including all agreements for any commitments for future loans, credit, or financial, excluding inter-company loans and credit extended by the Business to its customers;

                    (viii) guarantee;

                     (ix) agreement, contract or commitment for the purchase of any services, raw materials, supplies or equipment involving payments of more than One Hundred and no/100 Dollars ($100) per annum or an aggregate of more than One Thousand and no/100 Dollars ($1,000), excluding of purchase orders for the purchase of products or services required in the ordinary course of business; or

                     (x) agreement, contract or commitment for the sale of the
               Business' assets, products or services involving a value estimated at more than Five Hundred and no/100 Dollars ($500), excluding purchase orders for the sale of the Business products in the ordinary course of business.

         Except as specifically set forth in Exhibit 3.14(a), each contract, commitment, or arrangement referred to in such Exhibit is terminable pursuant to the terms of the contract without penalty, costs, or liability on notice not exceeding sixty (60) days. Seller is not in material breach (nor has it received notice of a claim that it is in material breach) of any contracts identified on Exhibit 3.14(a). All such contracts, commitments or other arrangements are assignable without consent of any person other than as listed on Exhibit 3.14(a) and such consents, if any, as are required shall be obtained by Seller prior to the Closing.

               (b) Employee Plans. Except as set forth on Exhibit 3.14(b) hereto, Seller does not maintain any "Employee Plans" covering employees working in the Business. "Employee Plans" mean any pension, retirement, disability, medical, dental, or other health insurance plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, or severance plan including, without limitation, any "pension




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          plan" as defined in Section 3(2) of the Employee Retirement Income
          Security Act of 1974, as amended ("ERISA"), and any "welfare plan" as defined in Section 3(l) or ERISA, whether or not any of the foregoing is funded.

               (c)  Union and Employment Contracts and Other Employment Matters.

                    (i) Except as set forth in Exhibit 3.14(c)(i) hereto, Seller is not a party to any collective bargaining agreement or any other written employment agreement with employees working in the Business, nor is Seller a party to any other written contract or understanding that contains any severance pay liabilities or obligations, except for accrued, unused vacation pay or accrued and unused sick leave pay for employees working in the Business.

                    (ii) During the last three (3) years Seller has not
               experienced any work stoppages, walkouts or strikes or attempts by employees working the Business to organize a union.

                   (iii) Except as disclosed in Exhibit 3.14(c)(iii) hereto, in the past three (3) years no claims have been made against Seller by any former or present employee who worked in the Business based on employment discrimination, wrongful discharge, or unfair labor practices.

                    (iv) Seller has received no claim asserting (and has no
               knowledge of) any failure of Seller to comply with applicable federal and state laws and regulations relating to employment of labor, including laws and regulations relating to wages, hours, collective bargaining, withholding taxes, and employee health and benefits.

         3.15. Predominant Customers. Except as disclosed in Exhibit 3.15 hereto, no single customer of the Business accounted for over five percent (5%) of the Business' revenues during the fiscal year ending prior to the date of this Agreement.

         3.16. Change In Customers. Except as disclosed in Exhibit 3.16 hereto, no significant customer has indicated to Seller that it intends to cease doing business with Seller or materially alter the amount of business with Seller.

         3.17. Product Liability Claims. Except as to assembled computer drives, Seller does not manufacture any products and extends no warranty on products sold by it except as a pass-through from the applicable manufacturer. As to computer drive products assembled by Seller, the reserve for claims based upon an alleged breach of product warranty ("Product Liability Claims") on Seller's financial statements contained in Exhibit 3.3 hereto is consistent with Seller's past experience except as set forth on Exhibit 3.17 hereto. During the last three (3) years, Seller has not received a claim exceeding $25,000 based upon a Product Liability Claim, whether such products were assembled by Seller or otherwise.






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         3.18. Insurance. Seller has maintained and will continue to maintain until the Closing Date the insurance described in Exhibit 3.18, including insurance on Seller's tangible real and personal property and assets, whether owned or leased, against loss or damage by fire and other casualty, in amounts equal to or in excess of one hundred percent (100%) of the replacement value thereof. All such insurance is in full force on the date of this Agreement.

         3.19. Litigation, Adverse Claims and Related Matters. Except as disclosed on Exhibit 3.19 hereto, there is no pending or threatened litigation (nor, to Seller's knowledge, any claim which may lead to a threat of litigation), proceeding, or investigation (including any environmental, building or safety investigation) relating to any material aspect of the Business or the Purchased Assets, nor is Seller subject to any existing judgment, order or decree which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement or which would have a material adverse effect on the Business.

         3.20. Laws and Regulations. Seller has materially complied, and will be in material compliance on the Closing Date, with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the Business or the Purchased Assets, the failure of which would have a material adverse effect on the Business. Seller has not received any notice of any sort of alleged violation of any such statute, order, rule, regulation or requirement.

         3.21. Breaches of Contracts; Required Consents. Neither the execution and delivery of this Agreement by Seller, nor compliance by Seller with the terms and provisions of this Agreement will:

               (a) Conflict with or result in a breach of (i) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of Seller; (ii) any judgment, order, decree or ruling to which the Seller is a party; (iii) any injunction of any court or governmental authority to which Seller is subject; or
          (iv) any agreement, contract, lease or commitment which is material to the Business; or

               (b) Except as disclosed in Exhibit 3.21(b) hereto, require the affirmative consent or approval of any third party, the absence of which would have a material adverse effect on the Business.

         3.22. Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Seller in accordance with the terms hereof. As of the Closing Date, Seller will have all requisite corporate power and authority, including the approval of the Shareholders and Board of Directors, to execute, perform, carry out the provisions of and consummate the transactions contemplated in this Agreement. Seller is not subject to any charge, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated in this Agreement.



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         3.23. Reserved.

         3.24. Commissions or Finder's Fees. Except as provided on Exhibit 3.24, there is no obligation, commission, or fees Seller has incurred or will incur to any broker or finder in connection with the transactions contemplated herein.

         3.25. Completeness of Disclosure. No representation in this Article contains any untrue statement of a material fact or omits to state any material facts or omissions of which would be misleading.

                                   ARTICLE 4.
                     REPRESENTATION AND WARRANTIES OF BUYER

         4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority, corporate and otherwise, to own its properties and assets and to conduct the Business as it is now conducted.

         4.2. Corporate Authority. Buyer has all requisite power and authority, including the approval of its Board of Directors, to execute, perform and carry out the provisions of this Agreement.

         4.3. Breaches of Contracts; Required Consents. Neither the execution nor the delivery of this Agreement by Buyer, nor compliance by Buyer with the terms and provisions of this Agreement, will:

              (a) Conflict with or result in a breach of: (i) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of Buyer; (ii) any judgment, order, decree or ruling to which the Buyer is a party; (iii) any injunction of any court or governmental authority to which it is subject; or (iv) any agreement, contract, lease or commitment which is material to the financial condition of Buyer; or

              (b) Require the affirmative consent or approval of any third party.

         4.4. Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Buyer in accordance with the terms hereof. Buyer is not subject to any charge, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated in this Agreement.

         4.5. Commissions or Finder's Fees. Buyer has no obligation for commissions or fees to any broker or finder in connection with the transactions contemplated herein.




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

     4.6. Completeness of Disclosure. No representation in this Article contains any untrue statement of a material fact or omits to state any material fact the omission of which would be misleading.

     4.7. Due Diligence. In its due diligence examination of the Seller and its financial statements to date, Buyer has not found any material facts or conditions which Buyer knows to be inconsistent with the representations and warranties of Seller set forth in this Agreement.

                                   ARTICLE 5.
              CONDUCT AND TRANSACTIONS OF BUSINESS PRIOR TO CLOSING

     5.1. Access to Information. During the period prior to the Closing, Seller shall continue to give to Buyer and its attorneys, accountants or other authorized representatives, full access to all of the property, books, contracts, commitments and records relating to the Business and shall furnish to Buyer during such period all such information concerning the Business, or the Purchased Assets as Buyer reasonably may request. Buyer shall have the right to conduct on site inspections of the Business' premises.

     5.2. Restrictions in Operation of the Business. Seller represents and covenants that during the period from the date of this Agreement to the Closing (except as Buyer otherwise has consented in writing):

          (a) The Business will be conducted only in the usual and ordinary manner.

          (b) Seller will not sell, dispose, transfer, assign or otherwise remove any of the Purchased Assets, except inventory in the ordinary course of business and at regular prices.

          (c) Seller will timely pay and discharge all bills and monetary obligations and timely and properly perform all of its obligations and commitments under all existing contracts and agreements pertaining to the Business, except as to amounts or obligations which Seller contests in good faith.

          (d) Seller shall use its best efforts to preserve the business organization and assets of the Business and to keep available to Buyer the services of the Business' present employees, and not to impair relationships with suppliers, customers and other having business relations with the Business.

     5.3. No Solicitation of Other Offers. Seller agrees that, prior to the earlier of (i) the date Buyer notifies Seller in writing of Buyer's intention to abandon the transactions contemplated hereby (for which Buyer agrees to immediately notify Seller if Buyer makes such determination) or (ii) the termination of this Agreement pursuant to Section 6.3, neither Seller nor any of Seller's representatives will enter into any negotiations with or solicit any offer, inquiry or proposal from any other person with respect to the sale, merger or other acquisition of the Business. Seller agrees that any breach or threatened breach of the provisions of this Section 5.3 may be enjoined by a court of competent jurisdiction. The parties agree that the state and federal courts located in Minneapolis, Minnesota shall have personal and subject matter jurisdiction as to any such injunctive action. Despite the above, in the event Seller's legal counsel advises Seller's Board of Directors that Seller has a fiduciary obligation to consider an unsolicited offer by another party for all or substantially all of the Purchased Assets, and if Seller accepts such offer prior to expiration of the provisions of this Section 5.3, Seller agrees immediately to pay Buyer a "breakup" fee of One Hundred Thousand and No/Dollars ($100,000.00).

     5.4. Confidentiality Agreement.

          (a) Definition of Confidential Information. For purposes of this Section, "Confidential Information" means any information or compilation of information not generally known, which is proprietary to a business, and includes, without limitation, trade secrets, inventions, and information pertaining to development, marketing, sales, accounting and licensing of the business' products and services, customer information, customer lists, and any customer information contained in customer records, working papers or correspondence files and all financial information, including financial statements, notes thereto and information contained in federal and state tax returns. Information shall be treated as Confidential Information irrespective of its source and all information which is identified as being "confidential", "trade secret", or is identified or marked with any similar reference shall be presumed to be Confidential Information.

          (b) Covenants by Parties. Buyer, on the one hand, and Seller, on the other, each agree and covenant with respect to all Confidential Information of the other received or learned by either of them as follows:

              (i) It will treat as confidential all Confidential Information made available to it or any of its employees, agents or representatives;

              (ii) It will maintain the same in a secure place and limit access to the Confidential information to those employees, agents and representatives to whom it is necessary to disclose the Confidential Information in furtherance of the transactions contemplated by this Agreement;

             (iii) It and its employees, agents and representatives will not copy any Confidential Information, disclose any Confidential Information to any unauthorized party, or use any Confidential Information for any purpose including competition with the other party or solicitation of the other party's customers; and

              (iv) It will assume liability for any breach of this Section 5.4 by it or any of its employees, agents or representatives.

               (c) Applicability; Limitations. The obligations imposed by this Section shall apply (i) to Buyer forever with respect to any Confidential Information relating to the business or operations of Seller other than the Business, and until the Closing with respect to the Business or, if such Closing does not occur, forever with respect to the Business; and (ii) to Seller, forever with respect to the operations of Buyer and forever with respect to the Business after the Closing; provided, however, that the obligations imposed by this
          Section 5.4 shall not apply to any Confidential Information:

                    (i) that was known to the receiving party prior to receipt from the disclosing party;

                    (ii) that was publicly divulged prior to receipt from the
               disclosing party;

                   (iii) that, through no act on the part of the receiving
               party, thereafter becomes publicly divulged;

                    (iv) that was received in good faith by the receiving party from any third party without breach of any obligations of confidentiality;

                    (v) that was independently developed (without access to or use of any Confidential Information of the other party) by an employee or agent of the receiving party subsequent to receipt of the Confidential Information under this Agreement; or

                    (vi) that is publicly disclosed in accordance with
               requirements of federal securities laws by Seller or Buyer's parent, Virtual Technology Corporation, upon advice of their respective legal counsel.

               (d) Injunctive Relief. The parties agree that the nonbreaching party would not have an adequate remedy at law for any breach or nonperformance of the terms of this Section 5.4 by the other party or any of its employees, agents and representatives and that this Agreement, therefore, may be enforced in equity by specific performance, temporary restraining order and/or injunction. The nonbreaching party's right to such equitable remedies shall be in addition to all other rights and remedies which the nonbreaching party may have hereunder or under applicable law, including a right to damages.

               (e)  Unconditional Obligation. The obligations set forth in this
          Section 5.4 to maintain the confidentiality of and not wrongfully use the Conditional Information are unconditional and shall not be excused by any conduct on the part of a party except as specifically set forth in Section 5.4(c).

                                   ARTICLE 6.
                CONDITIONS OF CLOSING; ABANDONMENT OF TRANSACTION

          6.1. Conditions to Obligations of Buyer to Proceed on the Closing Date. The obligations of Buyer to proceed on the Closing Date shall be subject (at its discretion) to the satisfaction, on or prior to the Closing, of all of the following conditions:

          (a) Truth of Representations and Warranties and Compliance with Obligations. The representations and warranties of Seller herein shall be true in all material respects on the Closing Date with the same effect as though made at such time. Seller shall have performed all material obligations and complied with all material covenants and conditions prior to or as of the Closing Date. Seller shall have delivered to Buyer a certificate of Seller in form and substance satisfactory to Buyer dated as of the Closing Date and executed by the President of Seller to all such effects.

          (b) Opinion of Counsel. Buyer shall have received a duly executed opinion letter from Seller's legal counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that:

               (i) Seller is a corporation duly organized and validly existing and in good standing in the State of Minnesota; has all necessary corporate power to own the property it now owns and to operate the Business as it is now operated;

               (ii) This Agreement and all collateral documents have been duly and validly authorized, executed and delivered by Seller, constitute the valid and binding obligations of Seller and are enforceable in accordance with their terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

               (iii) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of Seller's Articles of Incorporation or Bylaws.

     In giving such opinion, such counsel may rely, as to matters of fact, upon certificates of officers of Seller or public officials, and as to matters of law solely upon the laws of the State of Minnesota.

          (c) Assignments. Seller shall have executed and delivered to Buyer documents assigning all of its right, title and interest in the Real Estate Leases, Personal Property Leases, Trademarks, Copyrights, Patents and other Intangible Property to Buyer.

          (d) Release Secured Claims and Mortgages. Seller shall have obtained full and complete releases of all security interest, mortgages or other encumbrances upon the Purchased Assets, including those set forth in
     Exhibit 6.1(e), except to the extent expressly being assumed by Buyer.

          (e) Required Consents. All required consents shall have been received from governmental agencies whose approval is required to consummate the transaction contemplated herein and from each person or entity listed on
     Exhibit 3.21(b), including Apple Computer, Inc.'s approval of Buyer as a continuing distributor of Apple's product line.

          (f) Delivery of Documents. Seller shall have delivered all documents required to be delivered at Closing pursuant to Section 7.2 hereof.

          (g) Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated by this Agreement, and no investigation that may result in any suit, action or other proceeding shall be pending or threatened.

          (h) Legislation. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal or otherwise materially adversely affect the Purchased Assets or the use and operation of the Business in the hands of Buyer.

          (i) Continued Review of Records of the Business. Buyer shall have had the continued opportunity prior to the Closing Date to review the business records of the Business and to take such other actions as specified in
     Section 5.1. Buyer shall not have discovered during such review any substantial liabilities relating to the Business which were not previously disclosed to Buyer prior to execution of this Agreement.

          (j) Employment Contracts. Buyer shall have reached agreement or contracts or commitments of continued employment reasonably satisfactory to Buyer with Phil Andersen, Steve Roberts, Michael Laven, Peter Rode and Ronald Smieja.

          (k) Approval by Shareholders of Seller. The shareholders of Seller shall have duly held a special meeting at which the liquidation and dissolution of Seller is approved by such shareholders.

          (l) Financing. Buyer shall have obtained equity or debt financing for the transactions contemplated by this Agreement in an amount, and on such terms, as Buyer in its sole discretion shall determine.

          (m) Lease. Buyer shall have reached agreement with Seller's existing landlord to continued occupancy of Seller's Business premises or shall have entered into a new lease for premises for the Business, in either case on terms acceptable to Buyer.

               (n) Noncompetition Agreements. Seller and such of its key employees as Buyer determines shall have entered into agreements satisfactory to Buyer not to compete with Buyer.


          6.2. Conditions to Obligation of Seller to Proceed on the Closing Date. The obligation of Seller to proceed on the Closing Date shall be subject (at its discretion) to the satisfaction, on or before the Closing, of the following conditions:

               (a) Truth of Representations and Warranties and Compliance with Obligations. The representations and warranties of Buyer herein contained shall be true in all material respects on the Closing Date with the same effect as though made at such time. Buyer shall have performed all material obligations and complied with all material covenants and conditions prior to or as of the Closing Date. Buyer shall have delivered to Seller a certificate in form and substance reasonably satisfactory to Seller dated as of the Closing Date and executed by its President to all such effects.

               (b) Delivery of Documents. Buyer shall have delivered all documents required to be delivered at Closing pursuant to Section 7.3 hereof.

               (c) Required Consents. All required consents shall have been received from governmental agencies whose approval is required to consummate the transaction contemplated herein and from each person or entity listed on Exhibit 3.21(b).

               (d) Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated by this Agreement, and no investigation that might eventuate in any such suit, action or other proceeding shall be pending or threatened.

               (e) Legislation. No statute, rule, regulation or other shall have been enacted, entered or deemed applicable by any domestic or foreign governmental or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal.

               (f) Approval by Shareholders of Seller. The shareholders of Seller shall have duly held a special meeting at which the liquidation and dissolution of Seller is approved by such shareholders. The Shareholders, by their signatures below, hereby represent and warrant that the Voting Agreement and related Form of Irrevocable Proxy dated July 11, 1999 entered into by each of them irrevocably binds Perry Steiner, Robert Strawman and DRI to vote all of each Shareholder's respective shares of Seller's Common Stock in favor of such liquidation and dissolution at such special shareholders' meeting. Further, both Seller and the Shareholders agree to recommend such liquidation and dissolution to Seller's shareholders.

          (g) Opinion of Counsel. Seller shall have received a duly executed opinion letter from Buyer's legal counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel, to the effect that:

               (i) Buyer is a corporation duly organized and validly existing and in good standing in the State of Minnesota; has all necessary corporate power to own the property it now owns and to operate the Business as it is now operated;

               (ii) This Agreement and all collateral documents have been duly and validly authorized, executed and delivered by Buyer, constitute the valid and binding obligations of Buyer and are enforceable in accordance with their terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

               (iii) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of Buyer's Articles of Incorporation or Bylaws.

          (h) Employment Contracts. Buyer shall have reached agreement or contracts or commitments of continued employment reasonably satisfactory to Buyer with Phil Andersen, Steve Roberts, Michael Laven, Peter Rode and Ronald Smieja.

          (i) Noncompetition Agreements. Seller and such of its key employees as Buyer determines shall have entered into agreements satisfactory to Buyer not to compete with Buyer.

     6.3. Termination of Agreement. This Agreement and the transactions contemplated herein may be terminated at or prior to the Closing Date as follows:

          (a) By mutual written consent of all parties.

          (b) By Buyer pursuant to written notice delivered at or prior to the Closing if Seller has failed in any material respect to satisfy all of the conditions to Closing set forth in Section 6.1 or if the parties have been unable after good faith efforts to reach agreement on any issues arising under paragraph 6.2.

          (c) By Seller pursuant to written notice delivered at or prior to the Closing if Buyer has failed in any material respect to satisfy the conditions set forth in Section 6.2 or if the parties have been unable after good faith efforts to reach agreement on any issue arising under paragraph 6.1.

          (d) By Buyer or Seller if Seller has not obtained its shareholders' consent to liquidation and dissolution of Seller on or before December 31, 1999.

          (e) By Seller in accordance with the provisions of Section 5.3 above upon payment of the termination fee referred to therein.

     6.4. Consequences of Termination. In the event of termination of this Agreement, each party will return to the other all documents and materials obtained from the other in connection with the transaction contemplated by this Agreement and will not use and will keep confidential all Confidential Information about the other party obtained pursuant to this Agreement pursuant to the terms of Section 5.4 hereof.

                                   ARTICLE 7.
                                     CLOSING

     7.1. Closing. The closing of the transaction contemplated by this Agreement ("Closing") shall be held at the offices of Messerli & Kramer P.A., 150 South Fifth Street, Suite 1800, Minneapolis, Minnesota 55402, on December 3, 1999, at 9:00 a.m., or at such earlier or later date or time as the parties may mutually agree upon in writing. Such date of Closing is referred to herein as the Closing Date. If mutually agreeable, the closing will occur effective as of November 30, 1999, despite the planned later Closing Date.

     7.2. Documents to be Delivered by Seller. Seller agrees to deliver the following documents, duly executed as appropriate, to Buyer at the Closing:

          (a) Articles of Incorporation of Seller certified by the Secretary of State of Minnesota.

          (b) Bylaws of Seller certified by the Seller's Secretary.

          (c) Certificate of Good Standing of Seller dated no earlier than three
     (3) days prior to the Closing Date.

          (d) Certified copies of corporate resolutions of Seller's Board of Directors and shareholders authorizing it to enter into this Agreement and to consummate the transactions contemplated herein.

          (e) A Bill of Sale for the assignment and transfer of the Purchased Assets.

          (f) Reserved.

          (g) Appropriate assignment documents assigning Seller's title and interest in the Real Estate Leases, Personal Property Leases, Trademarks, Copyrights and other Intangible Property, including the internet domain names listed in Section 1.1(c)(v).

          (h) Certificate of Seller's President regarding representations and warranties as required under Section 6.1(a).

          (i) Opinion of Seller's Counsel as required under Section 6.1(b).

          (j) Documentation of receipt and consents from all persons listed on
     Exhibit 3.21(b).

          (k) Such other documents as Buyer may reasonably request for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer or reducing to its possession any and all of the Purchased Assets.

     7.3. Documents Delivered by Buyer. Buyer agrees to deliver the following documents, duly executed as appropriate, to Seller at the Closing:

          (a) Certified copies of corporate resolutions of Buyer authorizing it to enter into this Agreement and to consummate the transactions contemplated herein.

          (b) Wire transfer to Seller's bank in the amount of $1,000,000 plus the estimated Net Book Value of the Purchased Assets as of the Closing Date.

          (c) Certificate of Buyer's President as required under Section 6.2(a).

          (d) Opinion of Buyer's counsel as required under Section 6.2(g).

          (e) Such other documents as Seller reasonably may request to carry out the transactions contemplated under this Agreement.

     7.4. Assignment and Assumption of Certain Contracts. Effective upon consummation of all transactions herein on the Closing Date, Seller hereby assigns to Buyer all of Seller's rights, title and benefit under the Real Estate Leases described in Exhibit 1.1(i), the Personal Property Leases described in
Exhibit 1.1(j) and the Contracts. Buyer hereby assumes all liabilities or obligations with respect thereto (except to the extent that such liabilities or obligations constitute Excluded Liabilities). Seller shall execute such forms of assignment and provide such other reasonable cooperation as may be necessary to effect the assignments herein.

                                   ARTICLE 8.
                            POST CLOSING OBLIGATIONS

     8.1. Further Documents and Assurances. At any time and from time to time after the Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Buyer, any claim, right or benefit transferred by this Agreement that may require prosecution or enforcement in Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this provision shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement on the part of Seller.

                                   ARTICLE 9.
                                 INDEMNIFICATION

     9.1. Indemnification by Seller. Subject to the limitations set forth in
Section 9.2, Seller shall indemnify and hold Buyer harmless at all times from and after the date of this

Agreement, against and in respect of all damages, losses, costs and expense (including reasonably attorneys' fees) which Buyer may suffer or incur in connection with any of the following matters:

          (a) Any claim, demand, action or proceeding asserted by a creditor of Seller or any other person respecting any liabilities of Seller which are not expressly assumed by Buyer under this Agreement.

          (b) The breach by Seller of any of its representations, warranties or covenants in this Agreement.

     9.2. Seller's Limitation of Liability.

          (a) Buyer shall not assert any claim under Section 9.1 unless and until such claims exceed Fifty Thousand and No/Dollars ($50,000.00) and Seller shall not be responsible for this first $50,000 of aggregate claims. Thereafter, Buyer's claims (over and above the initial $50,000) shall be limited in the aggregate to One Million and No/Dollars ($1,000,000.00), including costs and expenses. Furthermore, Buyer must assert any claim hereunder within one (1) year after the Closing Date.

          (b) The rights of Buyer with respect to any claims arising under
     Section 9.1 shall be limited to recovery of actual losses, costs and expenses (including reasonable attorneys' fees) net of insurance proceeds and tax effects, if any, received by Buyer. Seller acknowledges that due to the net operating loss carryforwards of Buyer's parent company, it is highly unlikely that Buyer would receive any tax benefit from an uninsured claim.

     9.3. Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless at all times from and after the date of this Agreement, against and in respect of all losses, damages, costs and expenses (including reasonable attorneys fees) which Seller may suffer or incur in connection with any of the following matters:

          (a) The breach by Buyer of any representations, warranties or covenants in this Agreement.

          (b) Any claim, demand, action or proceeding asserted by any person against Seller relating to any obligation or liability assumed by Buyer hereunder, or to any obligation or liability relating to the Purchased Assets or the Business accruing after the Closing Date.

     9.4. Buyer's Limitation of Liability.

          (a) Seller shall not assert any claim under Section 9.3 unless and until such claims exceed Fifty Thousand and No/Dollars ($50,000.00) and Buyer shall not be responsible for this first $50,000 of aggregate claims. Thereafter, Seller's claims (over and above the initial $50,000) shall be limited in the aggregate to One Million and No/Dollars ($1,000,000.00), including costs and expenses. Furthermore, Seller must assert any claim hereunder within one (1) year after the Closing Date.

          (b) The rights of Seller with respect to any claims arising under
     Section 9.3 shall be limited to recovery of actual losses, costs and expenses (including reasonable attorneys' fees) net of insurance proceeds and tax effects, if any, received by Seller.

     9.5. Third Party Claims. If a claim by a third party is made against any of the indemnified parties, and if any of the indemnified parties intends to seek indemnity with respect to such claim under this Article, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of such party's own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at such party's expense, the settlement or defense of it, and the indemnified party shall cooperate with the indemnifying party in connection with such efforts; provide that: (i) the indemnifying party shall not by this Agreement permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party, (ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnified party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party pursuant to this Article. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim or indemnity under this Article that such party elects to undertake the defense of such claim, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of the indemnified party's exclusive discretion at the expense of the indemnifying party.

                                   ARTICLE 10.
                                     GENERAL

     10.1. Counterparts. This Agreement may be executed in counterparts and by different counterparts with the same effect as if the signatures thereto were on the same instrument. This Agreement shall be effective and binding upon all parties hereto as of Closing when all parties have executed a counterpart of this Agreement.

     10.2. Exhibits. Each Exhibits delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement.

     10.3. Notices. Any notice or other communication required or permitted hereunder shall in writing and shall be deemed to have been given, when received, if delivered by hand, telegram, telex or telecopy, and, when deposited, if placed in the mails for delivery by air mail, postage prepaid, addressed to the appropriate party as specified on the first page of this Agreement; provided, however, that any notice sent to Seller or the Shareholders shall also be sent to Patrick W. Weber, Esq., Winthrop & Weinstine, P.A., 60 South Sixth Street, Suite 3000, Minneapolis, Minnesota 55402; and provided further, that any notice sent to Buyer shall also be sent to Jeffrey C. Robbins, Esq., Messerli & Kramer P.A., 150 South Fifth Street, Suite 1800, Minneapolis, Minnesota 55402. Addresses may be changed by written notice given pursuant to this Section; however, any such notice shall not be effective, if mailed, until three (3) working days after depositing in the mails or when actually received, whichever occurs first.

     10.4. Successors and Assigns. Neither Seller nor Buyer shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party which consent shall not be reasonably withheld.

     10.5. Expenses. Except as otherwise provided herein, each party hereto shall each bear and pay for its own costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including, without limitation, all fees and disbursements of attorneys, accountants and financial consultants incurred through the Closing Date.

     10.6. Entire Agreement. This Agreement, together with the Exhibits and the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

     10.7. Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

     10.8. Publicity. The parties acknowledge that each has disclosure obligations as public companies and each party represents and warrants to the other that it will make no announcement to public officials or the press in any way relating to the transaction described herein without reasonable notice to the other prior to such announcement and each party will reasonably attempt to agree upon the written text of any such announcement prior to public distribution.

     10.9. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of its conflict of laws rules.

     10.10. Knowledge. Knowledge, as used in this Agreement or the instruments, certificates or other documents required under this Agreement, means actual knowledge of any individual party or the actual knowledge of the executive officers of a corporate party, in each case without any requirement for independent investigation or inquiry.

     10.11. Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.12. Dispute Resolution. Unless otherwise agreed to herein or elsewhere in writing to the contrary by the parties, any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration, venued in Hennepin County, Minnesota, and administered by the American Arbitration Association, and judgment or the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, any party to this Agreement shall not be subject to binding arbitration in the event it is seeking injunctive relief to enforce its rights under the confidentiality or noncompetition provisions of this Agreement, in which case such party shall have the right to seek immediate and direct injunctive relief from any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

BUYER:                                      T2 ACQUISITION CORPORATION,
                                            a Minnesota corporation


                                            By:  /s/ Gregory A. Appelhof
                                                 ------------------------------
                                            Its: President
                                                 ------------------------------


SELLER:                                     TECH SQUARED INC.,
                                            a Minnesota corporation


                                            By:  /s/ Charles E. Reese Jr.
                                                 -------------------------------
                                            Its: President, CEO
                                                 -------------------------------

SHAREHOLDERS (only as to the provisions of Section 6.2(f)):


                                                /s/ Charles E. Reese Jr.
                                                -------------------------------
                                                Charles E. Reese Jr.


                                                /s/ Joel A. Ronning
                                                -------------------------------
                                                Joel A. Ronning




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